Exhibit 32

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FirstBank Financial Services, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thaddeus M. Williams, Chief Executive Officer of the Company, and I, Lisa J. Maxwell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       To my knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thaddeus M. Williams
Thaddeus M. Williams President and C.E.O.
(Principal Executive Officer)

/s/ Lisa J. Maxwell
Lisa J. Maxwell, C.F.O.
(Principal Financial and Accounting Officer)

August 13, 2007